TORO DELIVERS RECORD SALES AND NET EARNINGS, ACHIEVING PROFIT
IMPROVEMENT PLAN GOALS WITH STRONG 2003 PERFORMANCE

2003 Net Earnings Per Diluted Share Total $3.12, Exceeding Analyst Estimates

LIVE CONFERENCE CALL
December 10, 10:00 a.m. CT
www.thetorocompany.com/invest

BLOOMINGTON, Minn. (Dec. 10, 2003) – The Toro Company (NYSE: TTC) today reported record net earnings of $81.6 million, or $3.12 per diluted share, on record net sales of $1,496.6 million for the fiscal year ended October 31, 2003. The company’s fiscal 2003 results include an after-tax restructuring and other expense charge of $0.04 per diluted share and a gain of $0.08 per diluted share resulting from a legal settlement. For its fiscal 2003 fourth quarter ended October 31, 2003, Toro reported net earnings of $5.6 million, or $0.21 per diluted share, on net sales of $310.3 million. Results for the fiscal 2003 fourth quarter included an after-tax restructuring and other expense charge totaling $0.01 per diluted share.

   Kendrick B. Melrose, The Toro Company Chairman and Chief Executive Officer, said that with its strong 2003 results, Toro achieved the 5.5% profit-after-tax goal of its three-year profit-improvement initiative. “A tremendous company-wide effort made 2003 the best year in Toro’s history,” said Melrose. “The broad engagement of all our people in our ‘5 by Five’ campaign has moved Toro to a high ranking position, on a profit-after-tax basis, when compared to our peer companies,” said Melrose. “That achievement reflects the profit-improvement mentality now deeply ingrained in our corporate culture, a mentality that will be a key asset as we continue to strive for additional profitability improvement. With the conclusion of our ‘5 by Five’ initiative, we are now challenging ourselves to build on its momentum to further improve profitability. Our new three-year campaign will add a major focus on stronger revenue growth through accelerated investments in new innovation initiatives, expanding current markets and strengthening our position with emerging and underserved customer groups.”

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2 — Toro Reports Fiscal 2003 and Fourth Quarter Results

To put these financial results in perspective, for the full 2002 fiscal year Toro reported net income of $35.3 million, or $1.37 per diluted share, on net sales of $1,399.3 million. Toro’s fiscal 2002 results included three previously reported items: a non-cash charge of $24.6 million, or $0.95 per diluted share, reflecting the cumulative effect of a change in accounting principle related to the adoption of SFAS no. 142; restructuring and other expenses related to plant closings and asset impairments totaling $5.6 million, or $0.22 per diluted share; and a one-time federal tax refund of $1.8 million, or $0.07 per diluted share, from prior fiscal years related to the company’s foreign sales corporation. In the fiscal 2002 fourth quarter, Toro reported net earnings of $5.0 million, or $0.19 per diluted share, on net sales of $275.4 million. Results for the fiscal 2002 fourth quarter included a restructuring and other income benefit with the net effect of $1.0 million after-tax, or $0.04 per diluted share.

SEGMENT RESULTS

Segment data is provided in the table following the “Condensed Consolidated Statements of Earnings.”

PROFESSIONAL

Fiscal 2003 net sales for the professional segment totaled $929.4 million, up 7.8% compared with fiscal 2002 with growth in almost all product categories. For the full year, operating earnings for the professional segment totaled $146.8 million, up 31.4% compared with fiscal 2002. The increase reflects the benefits of the company’s profit improvement initiatives, lower currency support costs and lower manufacturing costs resulting from the transfer of certain production to lower cost facilities.

     Compared with the fiscal 2002 fourth quarter, fiscal 2003 fourth quarter professional segment sales increased 10.4% to $177.8 million. Professional segment operating earnings for the fiscal 2003 fourth quarter totaled $13.3 million, down 8.6% from $14.6 million in the fiscal 2002 fourth quarter. The decline reflects the impact of a write-down of certain automated manufacturing equipment that is being phased out in the move to a more cost effective process.

     The sales growth in both the quarter and the year resulted primarily from a substantial increase in our landscape contractor equipment business, with particularly strong contributions

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3 — Toro Reports Fiscal 2003 and Fourth Quarter Results

from new products. For the full year, worldwide sales grew in all major product categories and benefited from favorable foreign currency exchange effects.

RESIDENTIAL

     For the year, residential segment sales totaled $506.5 million, up 6.8% compared with fiscal 2002. Fiscal 2003 operating earnings for the residential segment totaled $55.5 million, up 6.8% from fiscal 2002.

     Residential segment sales for the fiscal 2003 fourth quarter totaled $110.3 million, up 19.3% from the fiscal 2002 fourth quarter. Operating earnings for the same period in the residential segment totaled $9.2 million, down 22.8% from the 2002 fourth quarter. The decline is attributable primarily to expenses associated with lowering production to better balance Toro inventory level with demand.

     For both the quarter and the year, the increase in residential segment sales resulted from growth in walk power mower shipments. Walk power mower shipments benefited from successful promotional programs and continued strong retail demand in the dealer and mass channel. Residential segment sales in both periods also benefited from growth in Timecutter® Z riding mower shipments, strong initial stocking orders for the new line of Power Max® two-stage snowthrowers and favorable currency exchange effects.

DISTRIBUTION

     For fiscal 2003, Distribution segment sales declined 15.7% compared with fiscal 2002. Distribution segment sales for the fiscal 2003 fourth quarter totaled $37.0 million, down 7.8% compared with the fiscal 2002 period. The majority of the decline results from the company’s sale of a distributor effective December 31, 2002.

REVIEW OF OPERATIONS

     For the full year, gross margin improved to 35.8% from 34.7% in fiscal 2002. Gross margins improved in all areas as a result of the company’s ongoing process improvement, cost reduction efforts, and the net effect of transferring production to lower cost plants. Gross margin for the fiscal 2003 fourth quarter was 34.6% compared with 35.9% in the fiscal 2002 fourth

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4 — Toro Reports Fiscal 2003 and Fourth Quarter Results

quarter. Gross margins declined in the quarter as a result of the previously mentioned unplanned manufacturing expenses.

     For fiscal 2003, selling, general and administrative expenses were 27.0% of net sales, compared to 26.9% in 2002. Selling, general and administrative expenses for the fiscal 2003 fourth quarter were 31.2% of net sales compared with 32.9% of net sales in the fiscal 2002 fourth quarter.

     Interest expense declined $3.5 million for the full fiscal year and $0.8 million for the fiscal 2003 fourth quarter. The decline for both periods results from lower average borrowing levels and the use of earnings to retire debt.

     Net inventories at the end of fiscal 2003 totaled $228.9 million, up 2.0% from $224.4 million at the end of fiscal 2002. The increase primarily reflects the impact of higher foreign currency exchange rates.

     Net receivables at the end of fiscal 2003 totaled $280.1 million compared with $255.7 million at the end of fiscal 2002. The increase was primarily the result of higher overall sales as well as the impact of foreign currency exchange rates on international receivables.

BUSINESS OUTLOOK

     “We have more than doubled our profit after-tax yield from four years ago, thanks to the committed efforts of all Toro employees,” said Melrose. “The success of this initiative provides a firm foundation for our next three-year campaign, which focuses on unleashing our people’s energy to further improve our after-tax profitability while also accelerating top line growth. To drive this growth, we will be investing at a significantly higher level in innovation, technology and new product initiatives, as well as for business and brand development. These growth initiatives will benefit from the more operationally efficient platform we have built.” Melrose said, “Toro also plans to achieve even higher levels of process and productivity improvement through the next generation initiative using “Lean /No Waste” concepts in both our plant and office environments.”

     For fiscal 2004, Toro is currently targeting to deliver a 10% to 12% increase on fiscal 2003’s $3.12 in diluted earnings per share with net sales growth of 7% to 9%. “Our major seasons have yet to begin, and because of the inevitable uncertainties related to weather, the economy and global geo-political issues, our outlook for fiscal 2004 is cautiously optimistic. As our 2003 results demonstrate, however, we are very dedicated to achieving our financial goals

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5 — Toro Reports Fiscal 2003 and Fourth Quarter Results

regardless of overall business conditions,” said Melrose. For its fiscal first quarter, typically a small revenue period, Toro currently expects to report diluted earnings of $0.15 to $0.20 per share on net sales about equal with its fiscal 2003 first quarter.

     The Toro Company is a leading worldwide provider of outdoor maintenance and beautification products for home, recreation and commercial landscapes.

The Toro Company will conduct a conference call and webcast for investors beginning at 10:00 a.m. Central Time (CST) on December 10, 2003. The webcast will be available at www.streetevents.com or at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, download and install audio software.

Safe Harbor

Statements made in this news release, which are forward-looking, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These uncertainties include factors that affect all businesses operating in a global market as well as matters specific to Toro. Particular risks and uncertainties facing the company’s overall financial position at the present include the threat of further terrorist acts and war, which may result in contraction of the U.S. and worldwide economies; slow growth rate in global and domestic economies, resulting in rising unemployment and weakened consumer confidence; our ability to achieve the goals for the “Lean/No Waste” growth and profit improvement program which is intended to improve our revenue growth and after-tax return on sales; the company’s ability to achieve sales growth and low double-digit diluted earnings per share growth in fiscal 2004; unforeseen product quality problems in the development and production of new and existing products; potential issues with moving production between facilities; continued slow growth in the rate of new golf course construction or existing golf course renovations; increased dependence on The Home Depot as a customer for the residential segment; reduced government spending for grounds maintenance equipment due to reduced tax revenue and tighter government budgets; elimination of shelf space for our products at retailers; changes in raw material costs, including higher oil prices; financial viability of distributors and dealers; market acceptance of existing and new products; and increased and adverse changes in currency exchange rates or raw material commodity prices and the costs we incur in providing price support to international customers and suppliers. In addition to the factors set forth in this paragraph, market, economic, financial, competitive, weather, production and other factors identified in Toro’s quarterly and annual reports filed with the Securities and Exchange Commission, could affect the forward-looking statements in this press release. Toro undertakes no obligation to update forward-looking statements made in this release to reflect events or circumstances after the date of this statement.

(Financial tables follow)

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6 — Toro Reports Fiscal 2003 and Fourth Quarter Results

THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in thousands, except per-share data)

	Three Months Ended		Fiscal Years Ended

	October 31,	October 31,	October 31,	October 31,
	2003	2002	2003	2002

Net sales	$310,262	$275,412	$1,496,588	$1,399,273
Gross profit	107,296	98,964	535,459	485,263
Gross profit percent	34.6%	35.9%	35.8%	34.7%
Selling, general, and administrative expense	96,747	90,589	404,365	376,278
Restructuring and other expense (income)	350	(1,544)	1,826	8,409

Earnings from operations	10,199	9,919	129,268	100,576
Interest expense	(3,721)	(4,523)	(16,285)	(19,747)
Other income, net	1,014	2,054	7,935	5,970

Earnings before income taxes and cumulative effect of change in accounting principle	7,492	7,450	120,918	86,799
Provision for income taxes	1,868	2,458	39,298	26,868

Net earnings before cumulative effect of change in accounting principle	5,624	4,992	81,620	59,931
Cumulative effect of change in accounting principle, net of income tax benefit of $509	—	—	—	(24,614)

Net earnings	$5,624	$4,992	$81,620	$35,317

Basic net earnings per share, before cumulative effect of change in accounting principle	$0.22	$0.20	$3.26	$2.39
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	—	(0.98)

Basic net earnings per share	$0.22	$0.20	$3.26	$1.41

Diluted net earnings per share, before cumulative effect of change in accounting principle	$0.21	$0.19	$3.12	$2.32
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	—	(0.95)

Diluted net earnings per share	$0.21	$0.19	$3.12	$1.37

Weighted average number of shares of common stock outstanding – Basic	24,997	24,788	24,998	25,050
Weighted average number of shares of common stock outstanding – Dilutive	26,345	25,701	26,149	25,873

Shares and per share data have been adjusted for all periods presented to reflect a two-for-one stock split effective April 1, 2003.

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7 — Toro Reports Fiscal 2003 and Fourth Quarter Results

THE TORO COMPANY AND SUBSIDIARIES

Net Sales by Segment (Unaudited)
(Dollars in thousands)

	Three Months Ended		Fiscal Years Ended

	October 31,	October 31,	October 31,	October 31,
Segment Net Sales	2003	2002	2003	2002

Professional	$177,763	$161,027	$929,434	$862,294
Residential	110,289	92,475	506,466	474,333
Distribution	36,970	40,110	133,957	158,935
Other	(14,760)	(18,200)	(73,269)	(96,289)

Total *	$310,262	$275,412	$1,496,588	$1,399,273

* Includes international sales of	$58,847	$52,205	$288,998	$261,603

Earnings (Loss) Before Income Taxes and Cumulative Effect of Change
in Accounting Principle by Segment (Unaudited)
(Dollars in thousands)

	Three Months Ended		Fiscal Years Ended

	October 31,	October 31,	October 31,	October 31,
Segment Earnings (Loss)	2003	2002	2003	2002

Professional(1)	$13,341	$14,590	$146,756	$111,709
Residential(2)	9,245	11,978	55,460	51,916
Distribution	(82)	290	(505)	2,251
Other	(15,012)	(19,408)	(80,793)	(79,077)

Total	$7,492	$7,450	$120,918	$86,799

1 Includes restructuring and other income of $273 thousand and $358 thousand for the three-month period and fiscal year ended October 31, 2003, respectively. Includes restructuring and other expense (income) of $(1,525) thousand and $8,428 thousand for the three-month period and fiscal year ended October 31, 2002, respectively.

2 Includes restructuring and other expense of $623 thousand and $2,184 thousand for the three-month period and fiscal year ended October 31, 2003, respectively. Includes restructuring and other income of $19 thousand for the three-month period and fiscal year ended October 31, 2002.

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8 — Toro Reports Fiscal 2003 and Fourth Quarter Results

THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	October 31,	October 31,
	2003	2002

ASSETS
Cash and cash equivalents	$110,287	$62,816
Receivables, net	280,124	255,739
Inventories, net	228,909	224,367
Prepaid expenses and other current assets	12,484	10,497
Deferred income taxes	42,111	38,722

Total current assets	673,915	592,141

Property, plant, and equipment, net	159,116	156,779
Deferred income taxes	1,181	4,196
Goodwill and other assets	93,220	93,024

Total assets	$927,432	$846,140

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$3,830	$15,825
Short-term debt	2,138	1,156
Accounts payable	73,976	86,180
Accrued liabilities	223,192	190,589

Total current liabilities	303,136	293,750

Long-term debt, less current portion	175,091	178,756
Deferred revenue and other long-term liabilities	12,003	8,344
Stockholders’ equity	437,202	365,290

Total liabilities and stockholders’ equity	$927,432	$846,140

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9 — Toro Reports Fiscal 2003 and Fourth Quarter Results

THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	Fiscal Years Ended

	October 31,	October 31,
	2003	2002

Cash flows from operating activities:
Net earnings	$81,620	$35,317
Adjustments to reconcile net earnings to net cash provided by operating activities:
Cumulative effect of change in accounting principle	—	24,614
Non-cash asset impairment write-off	6,814	4,099
Provision for depreciation and amortization	33,173	30,932
Loss (gain) on disposal of property, plant, and equipment	273	(856)
(Increase) decrease in deferred income tax asset	(374)	730
Tax benefits related to employee stock option transactions	2,642	1,508
Changes in operating assets and liabilities:
Receivables, net	(23,789)	15,938
Inventories, net	(2,471)	10,294
Prepaid expenses and other assets	(2,152)	32
Accounts payable, accrued expenses, and deferred revenue	21,665	22,364

Net cash provided by operating activities	117,401	144,972

Cash flows from investing activities:
Purchases of property, plant, and equipment	(44,663)	(46,031)
Proceeds from disposals of property, plant, and equipment	2,009	2,964
Decrease in investment in affiliates	1,000	—
Decrease (increase) in other assets	115	(2,362)
Proceeds from sale of business	1,016	—
Acquisition, net of cash acquired	(1,244)	—

Net cash used in investing activities	(41,767)	(45,429)

Cash flows from financing activities:
Increase (decrease) in short-term debt	982	(33,257)
Repayments of long-term debt	(15,846)	(497)
Increase in other long-term liabilities	167	118
Proceeds from exercise of stock options	8,923	12,941
Purchases of common stock	(18,726)	(24,155)
Dividends on common stock	(6,005)	(6,026)

Net cash used in financing activities	(30,505)	(50,876)

Foreign currency translation adjustment	2,342	1,273

Net increase in cash and cash equivalents	47,471	49,940
Cash and cash equivalents as of the beginning of the fiscal year	62,816	12,876

Cash and cash equivalents as of the end of the fiscal year	$110,287	$62,816